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                                                                  EXHIBIT 10.K.1

                               TERMINATION OF THE
                             EXECUTIVE AWARD PLAN OF
                                   SONAT INC.

         El Paso Energy Corporation, a Delaware corporation ("El Paso"), as successor to Sonat Inc., a Delaware corporation ("Sonat"), does hereby terminate the Executive Award Plan of Sonat Inc. (the "Plan") as set forth below:

         WHEREAS, on October 25, 1999, Sonat merged with and into El Paso (the "Merger") pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger dated as of March 13, 1999 by and between Sonat and El Paso (the "Merger Agreement"); and

         WHEREAS, El Paso, as successor to Sonat and pursuant to Section 6.10(a) of the Merger Agreement, has assumed all of Sonat's obligations under the Plan; and

         WHEREAS, the Merger was a Change of Control (as defined in the Plan);
and

         WHEREAS, El Paso has satisfied all of its obligations under the Plan with respect to the occurrence of the Change of Control.

         NOW, THEREFORE, the Plan is hereby terminated, effective as of December 31, 1999. The termination of the Plan shall not impair any of the rights of any holder of any award outstanding on such date without the holder's written consent.

         IN WITNESS WHEREOF, this document has been executed by El Paso Energy Corporation as of October 25, 1999.

                                        EL PASO ENERGY CORPORATION


                                        By: /s/ Joel Richards III
                                            ------------------------
                                            Executive Vice President
                                            Human Resources and
                                            Administration